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EXHIBIT 16 TO FORM 8-K



March 28, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated March 28, 2003, of New World Pasta Company and are in agreement with the statements contained in the last sentence of the first paragraph, the second paragraph, and the fifth paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                 Very truly yours,



                                                 /s/ Ernst & Young LLP